Exhibit 10(t)

SUMMARY OF THE COMPENSATION OF NON-EMPLOYEE DIRECTORS OF SIGMA-ALDRICH CORPORATION

Set forth below is a summary of the compensation provided to Directors who are not officers or employees of the Company (“Non-Employee Directors”). Directors who are also officers or employees of the Company do not receive any compensation for duties performed as Directors.

Board Retainer: Each Non-Employee Director receives an annual retainer of $40,000.

Stock Option Grants: The Company’s 2003 Long-Term Incentive Plan for Non-Employee Directors provides for the annual grant of a nonqualified option to purchase 5,000 shares of common stock immediately following the Company’s Annual Meeting of Stockholders to Non-Employee Directors for eligible directors that have served on the board for at least six months prior to the Annual Meeting. In addition, an option to purchase 10,000 shares is granted upon a Non-Employee Director’s initial election of appointment to the Board of Directors. The exercise price per share with respect to each option is the fair market value (as defined in the Plan) of the Company’ common stock on the date the option is granted.

The following table provides information related to the meeting fees to Non-Employee Directors:

	Board of Directors	Audit Committee (1)	Compensation Committee (2)	Corporate Governance Committee (2)
Participation in person (3)	$3,000	$1,000	$1,000	$1,000
Participation via conference call	$1,500	$500	$500	$500

(1)	During the first half of 2005, the Audit Committee Chairman received $3,000 for every meeting attended in person and $1,500 for every conference call in which he participated. During the second half of 2005, the Audit Committee Chairman received $4,000 for every meeting attended in person and $2,000 for every conference call in which he participated.

(2)	During the first half of 2005, the Compensation and Corporate Governance Chairmen each received the amounts indicated above for every meeting attended in person and for every conference call in which they participated. During the second half of 2005, the Compensation and Corporate Governance Chairmen each received $2,000 for every meeting attended in person and $1,000 for every conference call in which they participated.

(3)	Non-employee directors participating in person at meetings also received reimbursement of travel expenses.